EX-33.6
(logo) National City
Mortgage Co.

National City Mortgage Co.
A Subsidiary of National City Bank of Indiana
3232 Newmark Drive * Miamisburg, Ohio 45342
Telephone: (937) 910-1200

Mailing Address:
P.O. Box 1820
Dayton, Ohio 45401-1820



Management's Assertion on Compliance with Regulation AB Criteria

National City Mortgage Co. (the "Asserting Party") is responsible for assessing compliance, as of and for the year ended December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in item 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122(d)(4)(ii)(xv) which the Asserting Party has concluded are not applicable to the activities it performs, either directly or through its Vendors, with respect to the residential mortgage-backed securities transactions covered by this report (such criteria, the "Applicable Servicing Criteria"). The transactions covered by this report include all residential mortgage-backed securities that were completed on or after January 1,2006 that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Platform"), as listed on Appendix A.

The Asserting Party has engaged certain vendors ("Vendors") to perform specific, limited or scripted activities as of and for the year ended
December 31, 2007. The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each Vendor. The Asserting Party is responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the Vendors and related criteria. The Asserting Party elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors for servicing criteria 1122(d)(4)(xi) and 1122(d)(4)(xii).

The Asserting Party has obtained an assertion of management and accompanying 1122 attestation report from the Vendor performing servicing criteria 1122(d)(2)(i) and 1122(d)(4)(iv).

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria during the Reporting Period with respect to the Platform taken as a whole.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the Asserting Party's assessment of compliance with the Applicable Servicing Criteria as of and for the Reporting Period as set forth in this assertion.

National City Mortgage Co., as Servicer



By: /s/ Philip D. Cunningham III
Name: Philip D. Cunningham III
Title: Executive Vice President

Date: February 28, 2008


No one Cares More!


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Appendix A

LEHMAN BROTHERS BANK                       SASCO 2003-1
LMT 2005-2                                 SASCO 2003-12XS
LMT 2005-3                                 SASCO 2003-17A
LMT 2006-6                                 SASCO 2003-22A
LMT 2007-10                                SASCO 2003-35
LMT 2007-5                                 SASCO 2003-38
LMT 2007-6                                 SASCO 2003-3XS
LMT 2007-7                                 SASCO 2003-4
LXS 2005-2                                 SASCO 2003-8
LXS 2005-3                                 SASCO 2004-3
LXS 2006-20                                SASCO 2004-4XS
LXS 2007-11                                SASCO 2004-6XS
SARM 2004-12                               SASCO 2004-9XS
SARM 2004-13                               SASCO 2005-10
SARM 2005-15                               SASCO 2005-14
SARM 2005-22                               SASCO 2005-15
SARM 2005-5XS                              SASCO 2005-16
SASCO 2002-11A                             SASCO 2005-2XS
SASCO 2002-13                              SASCO 2005-3
SASCO 2002-15                              SASCO 2005-4XS
SASCO 2002-17                              SASCO 2005-9XS
SASCO 2002-1A TRUST FD                     WEBSTER 2002-3
SASCO 2002-23XS                            WEBSTER 2002-5